Exhibit 10.b

Cooperative Agreement on Wireless Network Coverage Project in Beijing Area

Party A (original agreement Party A): Guangdong Kesheng Enterprise Co., Ltd.

Party B (original agreement Party B): Shenzhen WONHE Technology Co., Ltd.

Party A and Party B signed the Agreement on Cooperation of Wireless Network Coverage in Beijing on January 12, 2016 (Hereinafter referred to as the original agreement), cooperating in Beijing wireless network coverage project construction, operation, and through voluntarily and the friendly consultation, the two parties agree to change the original agreement. In accordance with the principle of voluntariness, equality, the agreement changes the following terms:

I. Purpose of Change

1. Party B shall no longer participate in the construction and operation of the Wireless Network Coverage Project in Beijing (the "Project") from December 1, 2016, and Party B shall be no longer open the large data system required for the project operation; and the related provisions of the original Agreement shall be automatically invalidated . Both parties shall not be liable for breach of contract.

2. Party B shall be no longer involved in the distribution of income from project operations

3. From December 1, 2016, Party B will not invest in the project.

4. As of November 30, 2016, the cash, equipment and engineering construction invested by Party B has been converted into the equivalent cash value investment, which will be returned to Party B within three years according to the interest rate of bank loan (4.75%).

5. Party B shall continue to supply YLT-300S intelligent WIFI router for the project according to the original plan, and Party A will pay the equipment price to Party B.

6. All risks arising from the Project shall be borne by Party A from the date of signing this Agreement.

II. Total Value Investment Table

As of November 30, 2016, Party B input details as in the table below:

Total Value Investment Table
Project Name	Amount(RMB)
Cash	92,911,136.00
Equipment	37,322,330.10
Tongzhou District Project	38,025,628.00
Other investments	7,496,547.38
Total	175,755,641.48

Note: The total value investment table shall be sealed by both parties.

III. Funding Return Schedule

1. Party A shall return the payment to the designated account by Party B before the date of return, and the repayment shall be made in accordance with the method of equal principal amount and Segment interest.

2. Party A shall pay the corresponding price in time. If Party A fails to pay the corresponding price in accordance with the return schedule of funds, Party B shall collect 3% for late fees for each day of extension. The return schedule and amount of funds shall be as follows:

Funding Return Schedule
Return Date	Principal Amount(RMB)	Interest Amount(RMB)	Total Funding Return in the Year(RMB)
31/12/2017	58,585,213.83	8,348,392.97	66,933,606.80
31/12/2018	58,585,213.83	5,565,595.31	64,150,809.14
31/12/2019	58,585,213.82	2,782,797.66	61,368,011.48
Total	175,755,641.48	16,696,785.94	192,452,427.42

Note: The total value investment table shall be sealed by both parties.

IV. Equipment Provides Schedules

Party B shall transport the equipment YLT-300S to the receiving place before the appointed time. Beijing Kangwei Electronic Equipment Installation Co., Ltd. shall inform Party B of the specific place 10 working days in advance. Within 60-90 working days after the successful acceptance of the equipment, Party A shall complete the payment to Party B, and the equipment purchase price shall be 1,800,00 yuan / set.

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Party A shall promptly pay the purchase price. If Party A dose not pay the purchase price within agreed term, Party B shall collect 5% late payment fee from Party A for each day of extension. The progress and location of equipment shall be as follows:

YLT-300S Smart WIFI Router Schedule
Date	Quantity (sets)	Place of Receiving Equipment
8/12/2016	8,000	Fang Shan District
24/2/2017	2,500	Fang Shan District
5/4/2017	6,500	Da Xing District
29/5/2017	2,000	Da Xing District
3/7/2017	7,500	Men Tou Gou District
26/8/2017	2,000	Men Tou Gou District
13/10/2017	5,200	Ping Gu District
27/12/2017	2,600	Ping Gu District
Total	36,300

V. The Account Designated by Party B.

Party B's designated bank account and account number are:

Bank of Deposit: Shenzhen Branch of Agricultural Bank of China

Account number: 4100 3200 0400 20144

VI. Other

1. As to matters not settled in the agreement, the parties shall enter into a supplementary agreement in consultation with each other.

2. For the disputes arising from this Agreement and the original Agreement, the Parties shall settle them through negotiation. If the negotiation fails, both parties shall have the right to institute legal proceedings in the people's court at the place where Party A is located.

3. This Agreement in duplicate, each side holds a copy, which has the same legal effect. The agreement comes into force since the date of signature and seal of both parties.

Party A: Guangdong Kesheng Enterprise Co., Ltd.

Statutory (authorized) representative: /s/

Date: November 30, 2016

Party B: Shenzhen WONHE Technology Co., Ltd.

Statutory (authorized) representative: /s/

Date: November 30, 2016

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